UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2011

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35148	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 NW Northrup Street, Suite 700, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

(503) 226-3440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Termination of LSRI Holdings, Inc. Tender Offer

On July 15, 2011, McCormick & Schmick’s Seafood Restaurants, Inc., (the “Company”) entered into a confidentiality and standstill agreement with Landry’s, Inc. (“Landry’s”) pursuant to which Landry’s and certain of its affiliates and other related parties are obligated to, among other things, keep confidential information provided to Landry’s and such related parties by the Company obtained during due diligence to be performed by Landry’s in connection with the Company’s previously announced sales process. The confidentiality and standstill agreement requires Landry’s to terminate the unsolicited tender offer (the “Offer”) made by LSRI Holdings, Inc. (the “Bidder”), a wholly owned subsidiary of Landry’s, to purchase all of the outstanding Common Stock of the Company, together with the associated preferred share purchase rights (other than those shares already owned by Tilman J. Fertitta, who is the controlling shareholder of both Bidder and Landry’s, and Mr. Fertitta’s affiliates). On July 15, 2011, the Bidder announced that it had terminated the Offer. As of the date of this current report on Form 8-K, Tilman J. Fertitta, the controlling shareholder of Landry’s owned 10.1% of the Company’s Common Stock.

Stockholder Proposals and Nominations for 2012 Annual Meeting

The Company’s proxy statement dated April 11, 2011 for the 2011 annual meeting of the stockholders stated incorrectly the dates by which notice for proposals for action at the 2012 annual meeting, to be timely, must be received by the Company’s Corporate Secretary.

The correct dates for which notice of proposals for action at the 2012 annual meeting, to be timely, must be received by the Company’s Corporate Secretary are no earlier than January 27, 2012 and no later than February 27, 2012, unless the 2012 annual meeting is held more than 30 days before or 70 days after the anniversary of the 2011 annual meeting (in which case, the notice must be received no earlier than 120 days before the date of the 2012 annual meeting and no later than 90 days before the meeting or 10 days after announcement of the date of the meeting, whichever is later). The correct date by which stockholder proposals to be considered for inclusion in proxy materials for the 2012 annual meeting of stockholders must be received by the Company’s Corporate Secretary is December 13, 2011.

Item 9.01	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc.

Date: July 18, 2011

	By:	/s/ Michelle M. Lantow
Michelle M. Lantow
Chief Financial Officer
(Principal Financial and Accounting Officer)